DEMAND PROMISSORY NOTE

$50,000                                                                           Date:  November 10, 2010

FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of Warren Breslow, the sum of Fifty Thousand Dollars and no/100 ($50,000.00), together with interest of 10% per annum on the unpaid balance.

The entire principal and any accrued interest shall be fully and immediately payable UPON DEMAND of any holder thereof.

”Borrower”

Aura Systems, Inc.

/s/ Melvin Gageran
Melvin Gagerman
Chief Executive Officer

Dated: November 10, 2010